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                                                               EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in, incorporated by reference or made a part of this registration statement.

                                                            ARTHUR ANDERSEN LLP
Houston, Texas

April 8, 1996